UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 9, 2009
CARDIOGENESIS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Musick, Irvine CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 420-1800

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Cardiogenesis Corporation (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Paul McCormick, the Company’s Chairman of the Board, effective January 15, 2009. Pursuant to the Agreement, Mr. McCormick will provide consulting services relating to corporate strategy development and execution, financing and investor relations up to 16 hours per week. In consideration for such services, the Company will pay Mr. McCormick $8,000 per month and reimburse Mr. McCormick for healthcare insurance coverage up to $15,600 per year. The Agreement has a term of 18 months, but may be terminated by either party upon 60 days written notice.
     The foregoing summary does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment to Board of Director Committees
     On December 2, 2008, the Company filed a Current Report on Form 8-K announcing the appointment of Raymond Cohen to the Company’s Board of Directors (the “Board”). At such time, it was not determined as to what committees of the Board Mr. Cohen was expected to serve. On January 9, 2009, the Board appointed Mr. Cohen to the Audit Committee and as Chairman of the Compensation Committee. In addition, the Board appointed the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee as follows:

Nominating and Corporate
Audit Committee	Compensation Committee	Governance Committee
Gregory Waller, Chair	Raymond Cohen, Chair	Paul McCormick, Chair
Raymond Cohen	Paul McCormick	Marvin Slepian
Ann Sabahat	Gregory Waller	Ann Sabahat
(e) Adoption of 2009 Bonus Plan
     On January 9, 2009, the Board, upon recommendation of the Compensation Committee, adopted a bonus plan (“Bonus Plan”) pursuant to which each of the named executive officers and certain employees of the Company will be eligible to earn bonus compensation based on 2009 Company and individual performance. The terms of the Bonus Plan are not contained in a formal written document, but are summarized below.
     Each of Richard Lanigan and William Abbott is entitled to receive a target bonus equal to 30% of his base salary. Upon recommendation of the Compensation Committee, the Board, at its discretion, will approve the amount of the total funding of the Bonus Plan based on achievement of the following goals: (i) achieving certain revenue and cash flow targets, (ii) increasing new account sales volumes to certain targets, (iii) achieving certain handpiece sales targets; (iv) Food and Drug Administration approval of an IDE for the Company’s PHOENIX System and (v) achievement of various operational goals. Achievement of each goal is given a certain percentage weight toward funding of the Bonus Plan and such weighting may vary among the named executive officers.
     Within 60 days after the end of the 2009 fiscal year, the Compensation Committee will evaluate the achievement of the goals described above and determine the percentage that the Bonus Plan will be funded based on such achievement. The Compensation Committee may determine that a goal has been partially achieved and therefore assign a pro rated weighting for such goal.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Consulting Agreement, dated January 15, 2009, by and between Cardiogenesis Corporation and Paul McCormick.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 15, 2009	CARDIOGENESIS CORPORATION
	By:	/s/ William Abbott
William Abbott
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated January 15, 2009, by and between Cardiogenesis Corporation and Paul McCormick.